UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 21, 2019

STRATA SKIN SCIENCES, INC.

(Exact Name of Registrant Specified in Charter)
Delaware	000-51481	13-3986004
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of Incorporation)	Number)	Identification No.)

5 Walnut Grove Drive, Suite 140, Horsham, Pennsylvania 19044
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: 215-619-3200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SSKN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 21, 2019, the Compensation/Nominating and Governance Committee (“Compensation Committee”) of STRATA Skin Sciences, Inc. (the “Company”) authorized the award of cash bonuses and stock options to its two executive officers: Dr. Dolev Rafaeli, its President and Chief Executive Officer, and Matthew Hill, its Chief Financial Officer.  The awards were made in recognition of the efforts made by the executives in successfully managing the restatement of the Company’s 2017 and 2018 financial statements, successfully managing the Company’s efforts to become compliant and current with all of the Company’s reporting obligations with the Securities and Exchange Commission (the “SEC”) and regaining compliance with the Nasdaq Listing Rules, all of which compliance matters have been previously disclosed in the Company’s filings.  The cash awards were as follows: (a) Dr. Rafaeli - $120,000; and (b) Mr. Hill - $100,000.  The cash bonuses will be paid during the week of November 25, 2019.

The stock option grants were granted immediately after the close of business on the second business day after the Company became current in its filings with the SEC, which was November 22, 2019, and were made under the following terms:

	Shares underlying Option Grant	Exercise Price per share	Option Term	Vesting Period
Mr. Hill	150,000	$2.46	10 years	1/3 on each anniversary of the date of grant
Dr. Rafaeli	300,000	$2.46	10 years	1/3 on each anniversary of the date of grant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATA SKIN SCIENCES, INC.
Date: November 27, 2019	By:	/s/ Matthew C. Hill
Matthew C. Hill Chief Financial Officer